================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 21, 1999

                           BIRMAN MANAGED CARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                     333-11957                     62-1584092
          --------                     ---------                     ----------
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)   (IRS EMPLOYER IDENTIFICATION NO.)
     OF INCORPORATION)

 1025 HIGHWAY 111 SOUTH, COOKVILLE, TENNESSEE                  38501
 --------------------------------------------                 -------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (931) 372-7800

                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

================================================================================

ITEM 5.  OTHER EVENTS.

         BIRMAN MANAGED CARE, INC. APPEALS NASDAQ DE-LISTING NOTICE. Birman Managed Care, Inc. (Nasdaq: "BMAN") received written notice on April 19, 1999 that the Nasdaq Stock Market, Inc. intends to de-list the Company's common stock from the Nasdaq National Market on April 22, 1999 by reason of the Company's failure to comply with Nasdaq Quantitative Maintenance Criteria, Maintenance Standard 1, Nasdaq Marketplace Rule 4450(a)(3) -- minimum tangible net assets of $5 million. The Company had earlier proposed a correction plan to Nasdaq, which is now in progress. The Company promptly appealed the de-listing, which will not take effect until after an oral hearing before Nasdaq estimated to be held within 45 days.

         The Company believes that, at this hearing, it will be able to demonstrate current and continuing compliance with Nasdaq Quantitative Maintenance Criteria, Maintenance Standard 1, Nasdaq Marketplace Rule 4450(a)(3). Should Nasdaq de-list the Company's common stock from its National Market, the Company's stock would still be eligible for trading on Nasdaq's "small cap" market.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BIRMAN MANAGED CARE, INC.


April 21, 1999                          /s/ DAVID N. BIRMAN
                                        ----------------------------------
                                        David N. Birman
                                        Chairman of the Board, President and
                                        Chief Executive Officer


April 21, 1999                          /s/ SUE D. BIRMAN
                                        ----------------------------------
                                        Sue D. Birman
                                        Executive Vice President
                                        (Principal Accounting Officer)